EXHIBIT 7


                             JOINT FILING AGREEMENT,
                          DATED AS OF FEBRUARY 11, 2001


         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of IDT Investments Inc., IDT Corporation and Howard S. Jonas on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.001 per share, of STAR Telecommunications, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of February 2001.


                               IDT INVESTMENTS INC.


                               By:   /s/ Howard Millendorf
                                  --------------------------------------------
                                     Howard Millendorf
                                     President


                               IDT CORPORATION


                               By:  /s/ Howard S. Jonas
                                  -------------------------------------------
                                     Howard S. Jonas
                                     Chief Executive Officer and
                                        Chairman of the Board of Directors


                               /s/ Howard S. Jonas
                               ----------------------------------------------
                               Howard S. Jonas